News Release

Tutor Perini Reports Fourth Quarter and Full Year 2024 Results

•Record operating cash flow of $503.5 million in 2024, up 63% Y/Y
•Successfully accelerated debt reduction, reducing total debt by $477 million, or 52%, from the end of 2023 through February 27, 2025, including the full payoff of the Term Loan B
•Record backlog of $18.7 billion as of December 31, 2024, up 84% Y/Y, driven by $12.8 billion of new awards and contract adjustments in 2024; New awards continue strong in early 2025
•Revenue of $4.3 billion in 2024, up 12% Y/Y
•Company’s considerable progress in resolving many of its largest legacy disputes generated significant operating cash flow in 2024; however, these resolutions also resulted in net charges that drove a diluted loss of $3.13 per share in 2024
•Provides 2025 guidance, including double-digit revenue growth and EPS range of $1.50 to $1.90
•Preliminary estimates point to significantly stronger earnings in 2026 and 2027 that are more than double the EPS guidance for 2025

LOS ANGELES – (BUSINESS WIRE) – February 27, 2025 – Tutor Perini Corporation (the “Company”) (NYSE: TPC), a leading civil, building and specialty construction company, reported results today for the fourth quarter and year ended December 31, 2024 (see attached tables).

Record Operating Cash Flow Enabled Substantial Debt Reduction

Tutor Perini delivered a third consecutive year of record operating cash flow, generating $503.5 million of net cash provided by operating activities in 2024, which was up 63%, shattering the previous record of $308.5 million set in 2023. Operating cash flow in each of the past three years was higher than in any other year since the merger between Tutor-Saliba Corporation and Perini Corporation in 2008. The strong increase in 2024, as compared to 2023, was primarily driven by improved collection activities, including collections associated with payments on new and existing projects and the continued resolution of certain legacy claims, disputes and unapproved change orders.

As anticipated, the Company generated very strong operating cash flow of $329.6 million in the fourth quarter of 2024 alone, with more than half of that amount derived from collections on new and existing projects. The Company utilized much of its strong cash flow in 2024 to pay down its total debt by $477 million, or 52%, since the end of 2023, including the full payoff of its Term Loan B in the first quarter of 2025, delivering on and exceeding its debt reduction commitments.

Record Backlog Driven by a Massive Volume of New Awards

Consolidated backlog grew to $18.7 billion as of December 31, 2024, up 84% compared to $10.2 billion as of December 31, 2023, setting a new all-time record for the Company that far exceeded its previous record backlog of $14.0 billion reported for the third quarter of 2024. Backlog for the Civil, Building, and Specialty Contractors segments as of December 31, 2024 also set new all-time records.

New awards and contract adjustments in 2024 totaled $12.8 billion, and the largest additions included:

•$3.76 billion Manhattan Jail project in New York;
•$1.66 billion City Center Guideway and Stations project in Hawaii;
•$1.4 billion healthcare campus project in California;
•$1.13 billion Newark AirTrain Replacement project in New Jersey;

•$1.1 billion Kensico-Eastview Connection Tunnel project in New York;
•$479 million of additional funding for certain mass-transit projects in California;
•$449 million for two healthcare facility projects in California;
•$331 million for the initial award of the Apra Harbor Waterfront Repairs project in Guam;
•$229 million airport terminal connectors project at Fort Lauderdale-Hollywood International Airport in Florida; and
•The Company’s proportionate share of the $1.3 billion Connecticut River Bridge Replacement project in Connecticut.

New awards continue to be strong in the first quarter of 2025, as highlighted by the Company’s recently announced awards of the $1.18 billion Manhattan Tunnel project in New York and $232 million for several owner-authorized additional scope options on the Apra Harbor Waterfront Repairs project in Guam.

The Company still has considerable Civil and Building segment bidding opportunities that it expects to pursue in 2025, including the multi-billion-dollar Midtown Bus Terminal Replacement project in New York that is expected to bid next month.

This record backlog enables Tutor Perini to be more selective around future bidding as the Company prioritizes opportunities focused on margin enhancement moving forward.

Management Remarks

“With an unprecedented $12.8 billion of new awards during the year, we grew our backlog to a new record of $18.7 billion in 2024 and delivered a third consecutive year of record operating cash flow that shattered our previous record by $200 million,” said Gary Smalley, Chief Executive Officer and President. “We used that record cash generation to pay down more than half of our total debt since the end of 2023, and made considerable progress resolving many of our outstanding disputes and strengthening our balance sheet.”

“Our record backlog and ample future bidding opportunities should serve as the catalyst for significant double-digit revenue growth and a return to solid profitability in 2025, followed by substantially higher earnings in 2026 and 2027,” added Mr. Smalley. “With our short-term debt reduction goals attained and solid future operating cash flow expected, our capital allocation priorities will turn to creating long-term value through the return of capital to shareholders.”

Revenue Growth Driven by Strength in Civil and Building Markets

Revenue for 2024 was $4.3 billion, up 12% compared to 2023, primarily due to increased project execution activities on various Civil and Building segment projects. Revenue for the Civil and Building segments grew 12% and 24%, respectively, in 2024 driven in part by increased project execution activities on certain projects in California, New York, British Columbia and the Asia-Pacific region.

Significant Judgments and Settlements Resulted in an Operating Loss

Loss from construction operations for 2024 was $103.8 million compared to $114.6 million for 2023. Net loss attributable to the Company for 2024 was $163.7 million, or a $3.13 diluted loss per share, compared to net loss attributable to the Company of $171.2 million, or a $3.30 diluted loss per share, for 2023. The net losses in both years largely resulted from the outcome of various judgments and settlements associated with the resolution of disputed matters, which negatively impacted the Company’s earnings but significantly enhanced its operating cash flow. The negative impact to earnings from judgments and settlements in both years masked otherwise profitable earnings contributions from newer projects.

The Company's loss from construction operations for 2024 was also negatively impacted by $40.4 million ($0.56 per diluted share) of share-based compensation expense, as compared to $12.3 million ($0.17 per diluted share) in 2023. The higher expense in 2024 was primarily due to a substantial increase in the Company’s stock price during 2024, which increased the expense recognized for certain long-term incentive compensation awards with payouts that are indexed to the Company's stock price.

2025 Outlook and Guidance

The Company’s record backlog provides excellent visibility and confidence for significant revenue growth and improved profitability over the next several years.

Based on its assessment of the current market and business outlook, the Company anticipates double-digit revenue growth in 2025 and a return to solid earnings, with substantially higher earnings expected in 2026 and 2027, by which time newer large projects should be in the construction phase. For 2025, the Company expects EPS of $1.50 to $1.90. As in prior years, earnings in 2025 are expected to be weighted more heavily in the second half of the year due to the anticipated timing of more meaningful revenue contributions from newer projects, as well as typical business seasonality for weather.

The Company believes that its record backlog is setting the stage for significantly better results over the next several years. Based on its current projections, the Company’s preliminary EPS estimates for 2026 and 2027 are more than double its EPS guidance for 2025.

The Company also continues to expect strong operating cash generation in 2025 and beyond as a result of increased project execution activities and the anticipated resolution of remaining legacy disputes.

Additionally, despite concerns in the market over federal budget scrutiny and tariffs imposed by the Trump administration, customer demand remains strong with substantial funding in place at the state and local levels, boosted by the $1.2 trillion Bipartisan Infrastructure Law at the federal level. The Company currently does not anticipate any significant impacts related to federal budget and tariff concerns, based on its assessment of contractual terms and project execution practices that include buyouts of materials and equipment at the onset of projects. Because of its record backlog, the Company is in the enviable position to be highly selective when bidding on additional attractive projects that create value for shareholders, and expects to continue winning additional projects in 2025.

Fourth Quarter 2024 Conference Call

The Company will host a conference call at 2:00 PM Pacific Time on Thursday, February 27, 2025, to discuss the fourth quarter and full year 2024 results. To participate in the conference call, please dial 877-407-8293 five to ten minutes prior to the scheduled time. International callers should dial +1-201-689-8349.

The conference call will be webcast live over the Internet and can be accessed by all interested parties on Tutor Perini's website at www.tutorperini.com. For those unable to participate during the live call, the webcast will be available for replay shortly after the call on the website.

About Tutor Perini Corporation

Tutor Perini Corporation is a leading civil, building and specialty construction company offering diversified general contracting and design-build services to private customers and public agencies throughout the world. We have provided construction services since 1894 and have established a strong reputation within our markets by executing large, complex projects on time and within budget while adhering to strict safety and quality control measures. We offer general contracting, pre-construction planning and comprehensive project management services, and have strong expertise in delivering design-bid-build, design-build, construction management, and public-private partnership (P3) projects. We often self-perform multiple project components, including earthwork, excavation, concrete forming and placement, steel erection, electrical, mechanical, plumbing, heating, ventilation and air conditioning (HVAC), and fire protection.

Forward-Looking Statements

The statements contained in this release, including those set forth in the section “Outlook and Guidance,” that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including without limitation, statements regarding the Company’s expectations, hopes, beliefs, intentions or strategies regarding the future and statements regarding future guidance or estimates and non-historical performance. These forward-looking statements are based on the Company’s current expectations and beliefs concerning future developments and their potential effects on the Company. While the Company’s expectations, beliefs and projections are expressed in good faith and the Company believes there is a reasonable basis for them, there can be no assurance that future developments affecting the Company will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of the Company) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to: unfavorable outcomes of existing or future litigation or dispute resolution proceedings against us or customers (project owners, developers, general contractors, etc.), subcontractors or suppliers, as well as failure to promptly recover significant working capital invested in projects subject to such matters; revisions of estimates of contract risks, revenue or costs, economic factors such as inflation, tariffs, the timing of new awards, or the pace of project execution, which has resulted and may continue to result in losses or lower than anticipated profit; contract requirements to perform extra work beyond the initial project scope, which has and in the future could result in disputes or claims and adversely affect our working capital, profits and cash flows; risks and other uncertainties associated with estimates and assumptions used to prepare our financial statements; inability to attract and retain our key officers, and to adequately plan for their succession, and hire and retain personnel required to execute and perform on our contracts; failure to meet contractual schedule requirements, which could result in higher costs and reduced profits or, in some cases, exposure to financial liability for liquidated damages and/or damages to customers, as well as damage to our reputation; possible systems and information technology interruptions and breaches in data security and/or privacy; the impact of inclement weather conditions, disasters and other catastrophic events outside our control on projects; risks related to our international operations, such as uncertainty of U.S. government funding, as well as economic, political, regulatory and other risks, including risks of loss due to acts of war, labor conditions, and other unforeseeable events in countries where we do business, which could adversely affect our revenue and earnings; a significant slowdown or decline in economic conditions, such as those presented during a recession; decreases in the level of federal, state and local government spending for infrastructure and other public projects; client cancellations of, or reductions in scope under, contracts reported in our backlog; increased competition and failure to secure new contracts; risks related to government contracts and related procurement regulations; failure of our joint venture partners to perform their venture obligations, which could impose additional financial and performance obligations on us, resulting in reduced profits or losses and/or reputational harm; violations of the U.S. Foreign Corrupt Practices Act and similar worldwide anti-bribery laws; public health crises, such as COVID-19, have adversely impacted, and could in the future adversely impact, our business, financial condition and results of operations by, among other things, delaying the timing of project bids and/or awards and the timing of dispute resolutions and associated collections; physical and regulatory risks related to climate change; impairment of our goodwill or other indefinite-lived intangible assets; an inability to obtain bonding could have a negative impact on our operations and results; failure to meet our obligations under our debt agreements (especially in a high interest rate environment); downgrades in our credit ratings; the exertion of influence over the Company by our executive chairman due to his position and significant ownership interests; significant fluctuations in the market price of our common stock, which could result in substantial losses for stockholders and potentially subject us to securities litigation; and other risks and uncertainties discussed under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024 filed on February 27, 2025 and in other reports that we file with the Securities and Exchange Commission from time to time. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Contact:

Tutor Perini Corporation
Jorge Casado, 818-362-8391
Vice President, Investor Relations & Corporate Communications
www.tutorperini.com

Tutor Perini Corporation
Consolidated Statements of Operations

	Quarter Ended December 31,		Year Ended December 31,
(in thousands, except per common share amounts)	2024	2023	2024	2023
REVENUE	$1,067,649	$1,021,471	$4,326,922	$3,880,227
COST OF OPERATIONS	(1,077,111)	(972,552)	(4,129,884)	(3,739,603)
GROSS PROFIT	(9,462)	48,919	197,038	140,624
General and administrative expenses(a)	(76,783)	(71,393)	(300,791)	(255,221)
LOSS FROM CONSTRUCTION OPERATIONS	(86,245)	(22,474)	(103,753)	(114,597)
Other income, net	4,242	4,758	19,878	17,200
Interest expense	(25,519)	(21,315)	(89,133)	(85,157)
LOSS BEFORE INCOME TAXES	(107,522)	(39,031)	(173,008)	(182,554)
Income tax benefit	31,314	2,953	50,669	54,957
NET LOSS	(76,208)	(36,078)	(122,339)	(127,597)
LESS: NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	3,223	11,451	41,382	43,558
NET LOSS ATTRIBUTABLE TO TUTOR PERINI CORPORATION	$(79,431)	$(47,529)	$(163,721)	$(171,155)
BASIC LOSS PER COMMON SHARE	$(1.51)	$(0.91)	$(3.13)	$(3.30)
DILUTED LOSS PER COMMON SHARE	$(1.51)	$(0.91)	$(3.13)	$(3.30)
WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING:
BASIC	52,460	52,024	52,322	51,845
DILUTED	52,460	52,024	52,322	51,845
___________________________________________________________________________________________________
(a)General and administrative expenses for the three and twelve months ended December 31, 2024 include share-based compensation expense of $1.4 million ($1.0 million after tax, or $0.02 per diluted share) and $40.4 million ($29.5 million after tax, or $0.56 per diluted share), respectively. General and administrative expenses for the three and twelve months ended December 31, 2023 include share-based compensation expense of $3.2 million ($2.3 million after tax, or $0.04 per diluted share) and $12.3 million ($9.0 million after tax, or $0.17 per diluted share), respectively. The higher expense in the twelve months ended December 31, 2024 was primarily due to a substantial increase in the Company’s stock price during 2024, which increased the expense recognized for certain long-term incentive compensation awards with payouts that are indexed to the Company's stock price.

Tutor Perini Corporation
Segment Information

	Reportable Segments
(in thousands)	Civil	Building	Specialty Contractors	Total	Corporate		Consolidated Total
Quarter ended December 31, 2024
Total revenue	$599,238	$353,748	$161,670	$1,114,656	$—		$1,114,656
Elimination of intersegment revenue	(44,833)	(1,734)	(440)	(47,007)	—		(47,007)
Revenue from external customers	$554,405	$352,014	$161,230	$1,067,649	$—		$1,067,649
Reconciliation of revenue to income (loss) from construction operations
Less: Segment expenses(a)	$549,929	$393,423	$181,506	$1,124,858	$29,036		$1,153,894
Income (loss) from construction operations	$4,476	$(41,409)	$(20,276)	$(57,209)	$(29,036)	(b)	$(86,245)
Capital expenditures	$5,193	$90	$204	$5,487	$3,656		$9,143
Depreciation and amortization(c)	$10,822	$521	$592	$11,935	$754		$12,689

Quarter ended December 31, 2023
Total revenue	$493,641	$383,168	$186,034	$1,062,843	$—		$1,062,843
Elimination of intersegment revenue	(34,263)	(7,073)	(36)	(41,372)	—		(41,372)
Revenue from external customers	$459,378	$376,095	$185,998	$1,021,471	$—		$1,021,471
Reconciliation of revenue to income (loss) from construction operations
Less: Segment expenses(a)	$431,077	$383,384	$210,111	$1,024,572	$19,373		$1,043,945
Income (loss) from construction operations	$28,301	$(7,289)	$(24,113)	$(3,101)	$(19,373)	(b)	$(22,474)
Capital expenditures	$4,669	$216	$159	$5,044	$2,319		$7,363
Depreciation and amortization(c)	$9,932	$572	$589	$11,093	$2,151		$13,244
_____________________________________________________________________________________________________________
(a)Segment expenses include the total expenses that are deducted from revenue to determine income (loss) from construction operations.
(b)Consists primarily of corporate general and administrative expenses.
(c)Depreciation and amortization is included in income (loss) from construction operations.

Tutor Perini Corporation
Segment Information (continued)

	Reportable Segments
(in thousands)	Civil	Building	Specialty Contractors	Total	Corporate		Consolidated Total
Year ended December 31, 2024
Total revenue	$2,248,659	$1,666,862	$590,822	$4,506,343	$—		$4,506,343
Elimination of intersegment revenue	(129,706)	(49,325)	(390)	(179,421)	—		(179,421)
Revenue from external customers	$2,118,953	$1,617,537	$590,432	$4,326,922	$—		$4,326,922
Reconciliation of revenue to income (loss) from construction operations
Less: Segment expenses(a)	$1,980,692	$1,641,674	$693,777	$4,316,143	$114,532		$4,430,675
Income (loss) from construction operations	$138,261	$(24,137)	$(103,345)	$10,779	$(114,532)	(b)	$(103,753)
Capital expenditures	$27,040	$613	$530	$28,183	$9,226		$37,409
Depreciation and amortization(c)	$42,521	$2,270	$2,333	$47,124	$6,663		$53,787

Year ended December 31, 2023
Total revenue	$1,971,194	$1,302,636	$694,038	$3,967,868	$—		$3,967,868
Elimination of intersegment revenue	(87,329)	(97)	(215)	(87,641)	—		(87,641)
Revenue from external customers	$1,883,865	$1,302,539	$693,823	$3,880,227	$—		$3,880,227
Reconciliation of revenue to income (loss) from construction operations
Less: Segment expenses(a)	$1,685,256	$1,393,745	$838,645	$3,917,646	$77,178		$3,994,824
Income (loss) from construction operations	$198,609	$(91,206)	$(144,822)	$(37,419)	$(77,178)	(b)	$(114,597)
Capital expenditures	$41,318	$3,932	$1,250	$46,500	$6,453		$52,953
Depreciation and amortization(c)	$31,685	$2,227	$2,445	$36,357	$8,872		$45,229
_____________________________________________________________________________________________________________
(a)Segment expenses include the total expenses that are deducted from revenue to determine income (loss) from construction operations.
(b)Consists primarily of corporate general and administrative expenses.
(c)Depreciation and amortization is included in income (loss) from construction operations.

Tutor Perini Corporation
Consolidated Balance Sheets

	As of December 31,
(in thousands, except share and per share amounts)	2024	2023
ASSETS
CURRENT ASSETS:
Cash and cash equivalents ($131,738 and $173,118 related to variable interest entities (“VIEs”))	$455,084	$380,564
Restricted cash	9,104	14,116
Restricted investments	139,986	130,287
Accounts receivable ($51,953 and $84,014 related to VIEs)	986,893	1,054,014
Retention receivable ($171,704 and $161,187 related to VIEs)	560,163	580,926
Costs and estimated earnings in excess of billings ($95,219 and $58,089 related to VIEs)	942,522	1,143,846
Other current assets ($24,954 and $26,725 related to VIEs)	192,915	217,601
Total current assets	3,286,667	3,521,354
PROPERTY AND EQUIPMENT:
Land	44,132	44,127
Building and improvements	138,799	132,639
Construction equipment	609,495	613,166
Other equipment	196,870	185,530
	989,296	975,462
Less accumulated depreciation	(566,308)	(534,171)
Total property and equipment, net ($19,876 and $35,135 related to VIEs)	422,988	441,291
GOODWILL	205,143	205,143
INTANGIBLE ASSETS, NET	66,069	68,305
DEFERRED INCOME TAXES	143,289	74,083
OTHER ASSETS	118,554	119,680
TOTAL ASSETS	$4,242,710	$4,429,856
LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Current maturities of long-term debt	$24,113	$117,431
Accounts payable ($22,845 and $24,160 related to VIEs)	631,468	466,545
Retention payable ($19,744 and $22,841 related to VIEs)	240,971	223,138
Billings in excess of costs and estimated earnings ($326,561 and $439,759 related to VIEs)	1,216,623	1,103,530
Accrued expenses and other current liabilities ($16,391 and $18,206 related to VIEs)	219,525	214,309
Total current liabilities	2,332,700	2,124,953
LONG-TERM DEBT, less current maturities, net of unamortized discount and debt issuance costs totaling $21,977 and $11,000	510,025	782,314
DEFERRED INCOME TAXES	—	956
OTHER LONG-TERM LIABILITIES	241,379	237,722
TOTAL LIABILITIES	3,084,104	3,145,945
COMMITMENTS AND CONTINGENCIES
EQUITY
Stockholders' equity:
Preferred stock – authorized 1,000,000 shares ($1 par value), none issued	—	—
Common stock – authorized 112,500,000 shares ($1 par value), issued and outstanding 52,485,719 and 52,025,497 shares	52,486	52,025
Additional paid-in capital	1,146,800	1,146,204
Retained (deficit) earnings	(30,575)	133,146
Accumulated other comprehensive loss	(33,988)	(39,787)
Total stockholders' equity	1,134,723	1,291,588
Noncontrolling interests	23,883	(7,677)
TOTAL EQUITY	1,158,606	1,283,911
TOTAL LIABILITIES AND EQUITY	$4,242,710	$4,429,856

Tutor Perini Corporation
Consolidated Statements of Cash Flows

	Year Ended December 31,
(in thousands)	2024	2023
Cash Flows from Operating Activities:
Net loss	$(122,339)	$(127,597)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	51,551	42,992
Amortization of intangible assets	2,236	2,237
Share-based compensation expense	40,356	12,259
Change in debt discounts and deferred debt issuance costs	14,068	5,458
Deferred income taxes	(78,008)	(64,820)
(Gain) loss on sale of property and equipment	116	(5,016)
Changes in other components of working capital	589,124	428,910
Other long-term liabilities	14,898	3,754
Other, net	(8,458)	10,294
NET CASH PROVIDED BY OPERATING ACTIVITIES	503,544	308,471

Cash Flows from Investing Activities:
Acquisition of property and equipment	(37,409)	(52,953)
Proceeds from sale of property and equipment	4,752	10,062
Investments in securities	(35,643)	(48,351)
Proceeds from maturities and sales of investments in securities	27,613	12,997
NET CASH USED IN INVESTING ACTIVITIES	(40,687)	(78,245)

Cash Flows from Financing Activities:
Proceeds from debt	787,135	712,324
Repayment of debt	(1,141,765)	(773,999)
Cash payments related to share-based compensation	(5,556)	(969)
Distributions paid to noncontrolling interests	(23,300)	(46,500)
Contributions from noncontrolling interests	15,230	2,000
Debt issuance, extinguishment and modification costs	(25,093)	(2,233)
NET CASH USED IN FINANCING ACTIVITIES	(393,349)	(109,377)

Net increase in cash, cash equivalents and restricted cash	69,508	120,849
Cash, cash equivalents and restricted cash at beginning of year	394,680	273,831
Cash, cash equivalents and restricted cash at end of year	$464,188	$394,680

Tutor Perini Corporation
Backlog Information
Unaudited

(in millions)	Backlog at September 30, 2024	New Awards in the Quarter Ended December 31, 2024(a)	Revenue Recognized in the Quarter Ended December 31, 2024	Backlog at December 31, 2024
Civil	$6,895.0	$2,495.0	$(554.4)	$8,835.6
Building	5,138.0	2,240.9	(352.0)	7,026.9
Specialty Contractors	1,992.2	980.4	(161.2)	2,811.4
Total	$14,025.2	$5,716.3	$(1,067.6)	$18,673.9

(in millions)	Backlog at December 31, 2023	New Awards in the Year Ended December 31, 2024(a)	Revenue Recognized in the Year Ended December 31, 2024	Backlog at December 31, 2024
Civil	$4,240.6	$6,713.9	$(2,118.9)	$8,835.6
Building	4,177.5	4,467.0	(1,617.6)	7,026.9
Specialty Contractors	1,740.3	1,661.5	(590.4)	2,811.4
Total	$10,158.4	$12,842.4	$(4,326.9)	$18,673.9
_____________________________________________________________________________________________________________
(a)New awards consist of the original contract price of projects added to our backlog plus or minus subsequent changes to the estimated total contract price of existing contracts.